UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(617) 500-5101

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	.Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2018, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Patrick Phillips, a director and Vice President of Product Management of the Company. The Agreement will be filed as an exhibit to the Quarterly Report on Form 10-Q for the period ending June 30, 2018.

The Agreement commences on May 22, 2018 and will continue for a term of three years and is subject to annual review and approval by the Company’s Board of Directors. In the event the Company’s Board of Directors elect to terminate the Agreement prior to the completion of the term, Mr. Phillips shall be eligible to receive a pro-rated number of shares that would have vested in the calendar year of termination as described in the Agreement.

Pursuant to the Agreement, the Company is obligated to pay to Mr. Phillips $7,000 per month payable upon invoicing, commencing June 2018. In addition to the cash compensation, Mr. Phillips is entitled to participate in the Company’s 2018 Stock Incentive Plan according to the following vesting schedule:

•	200,000 shares of the Company’s Common Stock in December 2018;
•	300,000 shares of the Company’s Common Stock in December 2019; and
•	500,000 shares of the Company’s Common Stock in December 2020.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On May 22, 2018, Patrick Phillips, age 60, a director and V.P. of Product Management of the Company, was appointed as Chief Operating Officer of the Company. The term of Mr. Phillips’ appointment is until the next annual meeting of shareholders or until his successor is duly elected and qualified. At this time, there are no plans to appoint Mr. Phillips to any committees. Mr. Phillips does not have a family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Mr. Phillips has served as a director of the Company since the closing of the acquisition of HereLab, Inc. a Delaware corporation and wholly-owned subsidiary of the Company (“HereLab”), on January 11, 2018. Mr. Phillips has also served as a director and CEO of HereLab since its inception on February 27, 2017. In September 2015, Mr. Phillips founded HereLab’s predecessor entity. Mr. Phillips continued work for that entity until HereLab was incorporated in February 2017. From January 2011 until July 2015, Mr. Phillips was Executive Director of Arts & Ideas, Inc. was a nationally focused, nonprofit publishing organization.

Upon the closing of the HereLab acquisition, the Company issued to Mr. Phillips 1,500,000 shares of its Common Stock and appointed Mr. Phillips as a director of the Company.

The disclosure contained in Item 1.01 herein is incorporated by reference into this Item 5.02.

Besides the disclosure in Items 1.01 and 5.02 hereto, there is no disclosure to be provided pursuant to Item 404(a) of Regulation S-K relating to Mr. Phillips’ appointment as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: May 29, 2018	By:	/s/ Nevan C. Hanumara
Nevan C .Hanumara, Chief Executive Officer